SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

DATE OF REPORT: May 2, 2002

(Date of earliest event reported)

ADVANCED VIRAL RESEARCH CORP.

(Exact name of registrant as specified in its charter)

Delaware	33-2262-A	59-2646820

(State or other jurisdiction of incorporation)	(Commission File Number	(IRS Employer Identification No.)

200 Corporate Boulevard South, Yonkers, New York 10701 (914) 376-7383

(Address and telephone number of Registrant’s principal executive offices)

(Registrant’s former name and address)

ITEM 5. OTHER EVENTS

     On May 2, 2002, the Registrant appointed Eli Wilner, an existing member of the Registrant’s Board of Directors, as its Chairman of the Board, replacing Shalom Z. Hirschman, M.D. Dr. Hirschman will continue as the President and Chief Executive Officer as well as remain a member of the Board of Directors of the Registrant. Dr. Hirschman will concentrate on the scientific and clinical development of the Registrant’s Product R immunomodulator. In addition, the Board of Directors established an Executive Management Committee, the intial members of which are Mr. Wilner, Dr. Hirschman and David Seligman, Esq. The purpose of the Executive Management Committee is to oversee the strategic management of the Registrant.

     In addition to appointing Mr Wilner as Chairman of the Board, the Registrant appointed Nancy J. Van Sant, Esq. to the Registrant’s Board of Directors and received the resignation of Christopher Forbes from the Registrant’s Board of Directors. Mr. Forbes informed the Registrant that his resignation was due to time constraints and was unrelated to any disagreement with the Registrant on any matter relating to the Registrant’s operations, policies or practices.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description

99.1	Press Release of the Registrant dated May 2, 2002.

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SIGNATURES

     Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED VIRAL RESEARCH CORP.

(Registrant)

Date: May 2, 2002	By: /s/ Shalom Z. Hirschman, M.D.

Shalom Z. Hirschman, M.D., Chief Executive Officer

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